               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO.  )

Filed by the registrant                    [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-12

                         TECHNOLOGY SOLUTIONS COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, schedule or registration statement no.:

     -------------------------------------------------------------------------


     (3) Filing party:

     -------------------------------------------------------------------------


     (4) Date filed:

     -------------------------------------------------------------------------

[LOGO] TSC


TECHNOLOGY SOLUTIONS COMPANY
205 North Michigan Avenue
Chicago, Illinois  60601
(312) 228-4500

Dear Stockholder:

You are cordially invited to the 2000 Annual Meeting of Stockholders of Technology Solutions Company. The meeting will be held at the offices of Bank One Corporation, 1 Bank One Plaza, Chicago, Illinois 60670 on Thursday, April 27, 2000, starting at 10:00 a.m., local time.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return your proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We hope that you can attend the 2000 Annual Meeting, but in any event, please vote your shares by signing and returning your proxy card.

Sincerely,


/s/ William H. Waltrip
WILLIAM H. WALTRIP
Chairman

March 31, 2000

                          TECHNOLOGY SOLUTIONS COMPANY
                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

To Our Stockholders

The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Technology Solutions Company (the "Company") will be held at the offices of Bank One Corporation, 1 Bank One Plaza, Chicago, Illinois 60670 on Thursday, April 27, 2000 at 10:00 a.m., local time, for the following purposes:

      1.    To elect one director, to serve for a three-year term;

      2. To approve an amendment to the Technology Solutions Company 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares;

      3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

      4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 20, 2000, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of those stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, for a period of ten days prior to the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors,


/s/ Paul R. Peterson
Paul R. Peterson
Secretary
March 31, 2000



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                                     - 1 -

                          TECHNOLOGY SOLUTIONS COMPANY
                      205 North Michigan Avenue, Suite 1500
                             Chicago, Illinois 60601

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                 April 27, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technology Solutions Company (the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Bank One Corporation, 1 Bank One Plaza, Chicago, Illinois 60670, at 10:00 a.m., local time. The Company's principal executive office is located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

Each holder of record of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") at the close of business on March 20, 2000 (the "Record Date"), is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof and will have one vote on each matter considered for each share held on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On the Record Date there were 43,964,574 shares of Common Stock outstanding.

If you are unable to attend the Annual Meeting, you may vote by proxy. The proxy holders will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors for those items as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter presented at the Annual Meeting or any adjournment thereof. A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by a stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the related proxy card and any additional material which may be furnished to stockholders, as well as the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding those materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain stockholders or their representatives by certain officers, directors or employees of the Company who will receive no additional compensation therefor. The Company has retained Morrow & Co., Inc., of New York, New York, a proxy soliciting organization, to solicit management proxies for the Annual Meeting. Their fees for soliciting proxies are estimated to be approximately $9,000, plus reasonable out-of-pocket expenses. This Proxy Statement and the related proxy card are first being sent or given to stockholders on or about March 31, 2000.


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                                     - 2 -

                              ELECTION OF DIRECTORS

The Board of Directors consists of five persons and is divided into three classes with three-year terms of office ending in different years. The term of the Class III Director expires this year. The Board of Directors has nominated one person for election as a director in Class III to serve until the Annual Meeting of Stockholders held in 2003 and until his successor has been elected and qualified. The terms of the current Class I and II Directors expire in 2001 and 2002, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class III nominee recommended by the Board of Directors. Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The nominee receiving the highest number of votes will be elected. In the event that the nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that the nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominee recommended by the Board of Directors.

                              NOMINEE FOR DIRECTOR

          Class III -- Nominee to Serve Until the 2003 Annual Meeting:

William H. Waltrip, age 62, has been a Director of the Company since December 1992 and Chairman of the Board since June 1993. Mr. Waltrip also served as Chief Executive Officer from June 1993 to June 1995. From 1996 to 1998, he served as the Chairman of the Board of Directors and, during 1996, he served as Chief Executive Officer of Bausch & Lomb, Inc. From 1991 to 1993, he was Vice Chairman of Unifax, Inc., a broad-line food service distributor. From 1985 to 1988, he was President, Chief Operating Officer and a Director of IU International, a diversified services company with major interests in transportation, environmental services and distribution. From 1982 to 1985, he was President, Chief Executive Officer and a Director of Purolator Courier Corporation. From 1972 to 1982, he was President, Chief Operating Officer and Director of Pan American World Airways, Inc. He is also currently serving as a Director of Bausch & Lomb, Inc., the Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

The Board of Directors unanimously recommends that the Company's Stockholders vote FOR election of the nominee listed above.

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                Class I -- Serving Until the 2001 Annual Meeting:

Michael R. Zucchini, age 53, has been a Director of the Company since October 1997. Until his retirement in December 1999, he had served as Vice Chairman of Fleet Boston Financial, a financial services company, since 1993 and as its Chief Technology Officer since April 1997. Mr. Zucchini joined Fleet Boston Financial in 1987 from General Re Corp., where he had been a senior executive since 1974. From 1997 until 1999, he served as Chairman of the Financial Services Roundtable Subcommittee on Legislation and Regulation charged with interacting with Congress on issues related to technology. He is also currently serving as a Director of eLoyalty Corporation,


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                                     - 3 -
and he served from 1993 to 1999 as a Director of VISA, U.S.A., Inc. and from 1995 to 1996 as a Director of American Re Corporation.

Jack N. Hayden, age 53, has been President and CEO of the Company since February 2000. He joined TSC in April 1992 as Senior Vice President, served as interim CFO during late 1992 and early 1993, and assumed the role of Executive Vice President in July 1995. He served as CEO of Coleman Consulting Group, Inc., from September 1998 to March 1999. He rejoined the Company's executive team as Group President in March 1999. Prior to coming to the Company, he held the position of Vice President - Operations, Commercial Transport Division of McDonnell Douglas Corporation from 1990 to 1992. From 1989 to 1990, he served as Vice President-Finance of McDonnell Douglas Corporation. From 1971 to 1989, he served in numerous manufacturing and procurement positions at McDonnell Douglas Corporation.

               Class II -- Serving Until the 2002 Annual Meeting:

Stephen B. Oresman, age 67, has been a Director of the Company since July 1988. Since 1990, he has served as President of Saltash, Ltd., a management consulting firm. He previously served as Senior Vice President of Booz, Allen & Hamilton, Inc. and Chairman of Booz, Allen & Hamilton International, parent and subsidiary consulting firms. He is also currently serving as a Director of Cleveland-Cliffs Inc. and Stanwood Financial Inc.

Raymond P. Caldiero, age 60, has been a Director of the Company since January 1998. He has served as Chairman, President and Chief Executive Officer of CII Inc., a business consulting firm, since 1990. He was employed with Marriott Corporation for over 18 years with his final position being Senior Vice President and Assistant to the Chairman in December 1989. He is also currently serving as a Director of EnviroSource Corporation of Horsham, Pennsylvania.


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                                     - 4 -

                       DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors held four regular meetings and seven special meetings during the fiscal year ended December 31, 1999 ("Fiscal 1999"). With the exception of Mr. Caldiero, who attended all but two of the meetings of the Board of Directors, each incumbent director attended all of the meetings of the Board and committees thereof on which he served.

The Board of Directors has an Audit Committee presently composed of Messrs. Caldiero and Oresman. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and recommends the appointment of independent accountants to the Board of Directors. See "Ratification of Appointment of Independent Accountants." The Audit Committee met once during Fiscal 1999.

The Board of Directors has a Compensation Committee presently composed of Messrs. Caldiero and Zucchini. The Compensation Committee approves all executive compensation and stock option grants. The Compensation Committee held three regular meetings and seven special meetings during Fiscal 1999.

Those directors who are not employees of the Company ("Outside Directors") receive an annual fee of $25,000 plus reimbursement of expenses incurred in attending meetings.

In addition, each Outside Director presently holds stock options issued under the Technology Solutions Company 1993 Outside Directors Plan, as amended (the "1993 Plan") or the Technology Solutions Company 1996 Stock Incentive Plan (the "1996 Plan"). Any new Outside Director will receive an option to purchase 40,500 shares of Common Stock with a per share exercise price equal to the closing price of a share of Common Stock as reported on The Nasdaq Stock Market(R) on the day the stock option is granted. In addition, an option to purchase 40,500 shares of Common Stock has been and will be granted to each Outside Director at the time that a previously issued stock option granted under the 1993 Plan or the 1996 Plan to that director became or becomes exercisable in full (assuming he is an Outside Director at that time). Each stock option granted to an Outside Director under the 1996 Plan becomes exercisable in thirty-six monthly installments of 1,125 shares each, commencing on the last day of the calendar month immediately following the month the option is granted.

During Fiscal 1999, Mr. Zucchini received an option to purchase 25,000 shares of eLoyalty (as defined below under "Executive Officer Compensation") common stock and Mr. John T. Kohler received an option to purchase 125,000 shares of eLoyalty common stock in connection with their proposed service as directors of eLoyalty following the Spin-Off (as defined below under "Executive Officer Compensation"). The exercise price of each such option is $3.50 per share, which equaled the appraised fair market value of a share of eLoyalty common stock on the date of grant. Mr. Zucchini's eLoyalty option becomes exercisable in thirty-six monthly installments of 694 shares each, commencing on the last day of the calendar month immediately following the month the option is granted. One-third of Mr. Kohler's eLoyalty option becomes exercisable on the second anniversary of the grant date, and 1/36 becomes exercisable on the last day of each calendar month for 24 months thereafter.

The Board of Directors does not have a nominating committee. Selection of nominees for the Board is made by the entire Board of Directors. The names of persons to be considered by the Board as potential nominees for the Company's Board of Directors should be directed to the Company's Secretary, Paul R. Peterson, at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.


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                                     - 5 -

                          APPROVAL OF AMENDMENT TO THE
                          TECHNOLOGY SOLUTIONS COMPANY
                        1995 EMPLOYEE STOCK PURCHASE PLAN

The Technology Solutions Company 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock. The following is a summary description of the Stock Purchase Plan and is qualified in its entirety by reference to the text of the Stock Purchase Plan, a copy of which (as it is proposed to be amended) is attached hereto as Exhibit A. The Board of Directors has approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for purchase thereunder by 2,000,000 shares. Of the 1,687,500 shares originally made available for purchase under the Stock Purchase Plan when it was adopted, 397,695 shares remain available for purchase as of March 31, 2000.

General

The Board adopted the Stock Purchase Plan on June 29, 1995, and the stockholders of the Company approved the Stock Purchase Plan at the Company's 1995 Annual Meeting. The Stock Purchase Plan is intended to provide employees of the Company with added incentive to remain employed with the Company and to encourage increased efforts to promote the best interest of the Company by permitting them to purchase shares of Common Stock at below-market prices. As described in more detail below, the Purchase Price (as defined below) for a Purchase Period (as defined below) is generally 85% of the lesser of (i) the fair market value of the Common Stock on the first day of the Purchase Period and (ii) the fair market value of the Common Stock on the last day of the Purchase Period. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

As used in this description of the Stock Purchase Plan, references to employment with the Company are deemed to include employment with the Company and/or subsidiary corporations of the Company within the meaning of Section 424(f) of the Code.

Administration

The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors, although the Board of Directors may otherwise appoint (i) the entire Board or (ii) a committee consisting of two or more members of the Board to administer the Stock Purchase Plan (the committee that administers the Stock Purchase Plan is referred to herein as the "Plan Committee"). The Plan Committee has full power and authority to interpret and administer the Stock Purchase Plan, to establish rules and regulations, to appoint agents in connection therewith and to take any other action that the Plan Committee deems necessary or desirable to administer the Stock Purchase Plan. The Plan Committee is required to administer the Stock Purchase Plan so that all participants have the same rights and privileges as required by Section 423(b)(5) of the Code.


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                                     - 6 -

Common Stock Purchase Under the Stock Purchase Plan

The maximum number of shares of Common Stock that may be purchased under the Stock Purchase Plan, without giving effect to the proposed amendment, is 1,687,500. As of March 31, 2000, there were 397,695 shares available for purchase. If the proposed amendment is approved, an additional 2,000,000 will be available for purchase. The number of shares available is subject to appropriate adjustment in the event of a stock dividend, stock split or combination of shares. Shares of Common Stock purchased under the Stock Purchase Plan may be treasury shares, authorized and unissued shares, or a combination thereof. On March 23, the closing sales price of a share of Common Stock as reported by The Nasdaq Stock Market was $8.9375.

Eligible Employees

Eligibility to participate in the Stock Purchase Plan is extended to each employee of the Company who has been continuously employed by the Company for at least three months, whose customary employment by the Company is greater than 20 hours per week and more than five months in any calendar year (each such employee is referred to herein as an "Eligible Employee"). A person must be an Eligible Employee on the first day of a Purchase Period (as defined below) in order to participate in the Stock Purchase Plan during that Purchase Period. As of the date of this Proxy Statement, approximately 625 employees of the Company are Eligible Employees.

Material Terms of the Stock Purchase Plan

Eligible Employees may purchase shares of Common Stock at below-market prices through payroll deductions during successive three month periods (each period is referred to herein as a "Purchase Period"), except that, in order to provide for the orderly maintenance of the Stock Purchase Plan during the periods before and after the Spin-Off (as defined under "Executive Officer Compensation" below), the last Purchase Period before the Spin-Off ended on January 31, 2000, the last full standard Company pay period before the record date for the Spin-Off, and the first purchase period after the Spin-Off began on February 16, 2000, the first day of the first standard Company pay period following the Spin-Off. The Purchase Period that began on February 16, 2000 will end on March 31, 2000, and the next Purchase Period will begin on April 1, 2000 or the first business day thereafter. Except as otherwise stated in this paragraph, each Purchase Period begins on the first business day following the end of the last Purchase Period and ends on the last business day of the third month thereafter.

An Eligible Employee may purchase shares of Common Stock through payroll deductions. The amount of payroll deduction is a whole percentage amount or a whole dollar amount as determined by the Plan Committee, in either case not to exceed 15%, or such lesser percentage as may be determined by the Plan Committee, of such Eligible Employee's then current regular wage or salary (before withholding or other deductions) paid to the Eligible Employee by the Company.

No employee can purchase more than 1,500 shares of Common Stock during any Purchase Period, subject to adjustment in the event of certain changes in capitalization. No employee can acquire rights to purchase Common Stock under the Stock Purchase Plan at a rate which exceeds


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                                     - 7 -

$25,000 of fair market value of such Common Stock during a calendar year, to be determined in the manner provided by Section 423(b)(8) of the Code. In addition, no employee can purchase Common Stock under the Stock Purchase Plan if, after that purchase, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company, to be determined in the manner provided by Section 424(d) of the Code.

To participate in the Stock Purchase Plan, an Eligible Employee is required to execute and deliver a payroll deduction authorization to the Company or its designated agent in the time and manner specified by the Plan Committee. Such authorization will become effective on the first day of the Purchase Period commencing after its execution and delivery. A participant may change the amount of his or her payroll deduction by executing and delivering a new payroll deduction authorization, which will become effective on the first day of the next Purchase Period following such execution and delivery.

Payroll deductions are credited to a purchase account established on the books of the Company on behalf of each participant (a "Purchase Account"). At the end of each Purchase Period, the amount in each participant's Purchase Account are applied to purchase from the Company the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined below) for the Purchase Period.

The Purchase Price for a Purchase Period is 85% of the lesser of (i) the fair market value of the Common Stock on the first day of the Purchase Period and
(ii) the fair market value of the Common Stock on the last day of the Purchase Period, unless the Plan Committee determines otherwise in accordance with the terms of the Stock Purchase Plan. The fair market value of a share of Common Stock on a given day is the average of the high and low transaction prices for a share of Common Stock as reported by The Nasdaq Stock Market on such day or, if there are no reported transactions on that day, on the next preceding date for which transactions were reported.

The Plan Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Stock Purchase Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Plan Committee may establish. Rights to purchase Common Stock under the Stock Purchase Plan are not transferable.

Common Stock purchased under the Stock Purchase Plan is considered to be issued and outstanding to the participant's credit as of the close of business on the last day of each Purchase Period. No interest will accrue at any time for any amount credited to a Purchase Account. After the close of each Purchase Period, a report will be sent to each participant stating the entries made to his or her Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price. A participant will be issued a certificate for his or her shares upon the request of the participant.

A participant may elect at any time to terminate participation in the Stock Purchase Plan, provided such termination is received by the Company in writing prior to the last business day of the Purchase Period for which such termination is to be effective. In addition, a participant's participation in the Stock Purchase Plan will automatically terminate upon the participant's death or termination of employment with the Company or when the participant otherwise ceases to be

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                                     - 8 -
an Eligible Employee. Upon any such termination, the Company will deliver to such participant or his or her legal representative, as the case may be, cash in an amount equal to the balance in his or her Purchase Account on the date of such termination.

In the event of a Change in Control of the Company (as defined in the Stock Purchase Plan), the then current Purchase Period will end, all participants' Purchase Accounts will be applied to purchase shares of Common Stock, and the Plan will immediately thereafter terminate.

Termination and Amendment

The Board or the Plan Committee may terminate the Stock Purchase Plan at any time. The Stock Purchase Plan will terminate when the maximum number of shares of Common Stock available for purchase thereunder has been purchased.

The Board or the Plan Committee may amend the Stock Purchase Plan for any reason; provided. however, that no such amendment may (i) materially adversely affect any purchase rights outstanding under the Stock Purchase Plan during the Purchase Period in which the amendment is to be effected, (ii) unless approved by the stockholders of the Company, increase the number of shares of Common Stock which may be purchased under the Stock Purchase Plan, (iii) decrease the Purchase Price for shares of Common Stock thereunder for any period below 85% of the lesser of (a) the fair market value of the Common Stock on the first day of the Purchase Period and (b) the fair market value of the Common Stock on the last day of the Purchase Period, (iv) unless approved by the stockholders of the Company, change the class of employees eligible to participate in the Stock Purchase Plan or (v) adversely affect the qualification of the Stock Purchase Plan under Section 423 of the Code.

Plan Benefits

Approximately 320 Eligible Employees currently participate in the Stock Purchase Plan. It is not possible to determine the number of or extent to which Eligible Employees will in the future participate in the Stock Purchase Plan. In Fiscal 1999, the following individuals (with their position with the Company as of December 31, 1999 indicated parenthetically) and groups made the indicated purchases of Common Stock under the Stock Purchase Plan: William H. Waltrip (Chairman of the Board) - 0 shares; John T. Kohler (President and Chief Executive Officer) - 0 shares; Jack N. Hayden (Group President) - 0 shares; Kelly D. Conway (Group President) - 2,296 shares; Timothy P. Dimond (Chief Financial Officer) - 2,421 shares; current executive officers - 3,056 shares; non-executive officer employees - 503,764 shares.

Federal Income Tax Consequences

The following is only a general summary of the possible federal income tax consequences that could result under the Stock Purchase Plan and should not be relied upon as being a complete statement. It does not address the state or local tax aspects of participation in the Stock Purchase Plan.

The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under Section 423 of the Code, an Eligible Employee who elects to participate in the Stock Purchase Plan will not realize any taxable income at the time Common Stock is purchased under the Stock Purchase Plan for such Eligible Employee.


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                                     - 9 -

If an employee disposes of Common Stock purchased under the Stock Purchase Plan two years or more after the first day of the Purchase Period or one year or more after the date the Common Stock is transferred to the employee, whichever is later, the employee will recognize ordinary income in an amount equal to the lesser of: (a) the excess of the fair market value of the Common Stock at the time of disposition over the purchase price under the Stock Purchase Plan and
(b) 15% of the fair market value of the Common Stock on the first day of the Purchase Period. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the Common Stock is disposed of at a price below the purchase price under the Stock Purchase Plan, the loss will be treated as long-term capital loss. The Company will not be entitled to any deduction with respect to a disposition of Common Stock occurring under the circumstances described in this paragraph.

If an employee disposes of Common Stock purchased under the Stock Purchase Plan within two years after the first day of the Purchase Period, or within one year after the date the Common Stock is transferred to the employee, whichever is later, the employee will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the Common Stock on the last day of the Purchase Period over the purchase price of the Common Stock under the Stock Purchase Plan. The employee's cost basis of the Common Stock will be increased by the amount of the ordinary income recognized by the employee. In addition, on the disposition of the Common Stock, an employee will recognize capital gain or loss equal to the difference between the price at which the Common Stock is disposed of and the cost basis in the Common Stock, as so increased. The Company will not be entitled to any deduction with respect to the amount recognized by the employee as capital gain.

Approval of Amendment to the Stock Purchase Plan

Approval of the proposal to amend the Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Shares not voted by a broker acting as nominee because the broker lacks discretionary authority to vote will be considered as not being in attendance for the vote on this proposal.

The Board of Directors unanimously recommends that the Company's Stockholders vote FOR approval of the proposal to amend the Technology Solutions Company 1995 Employee Stock Purchase Plan.


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                                     - 10 -

                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the stockholders present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. If the appointment is not ratified, the appointment of other independent accountants will be considered by the Board of Directors. Abstentions will have the same effect as votes against the proposal. Shares not voted by a broker acting as nominee because the broker lacks discretionary authority to vote will be considered as not being in attendance for the vote on the proposal. PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ended May 31, 1991. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting and to be available to respond to appropriate questions and also to have the opportunity to make a statement.

The Board of Directors unanimously recommends that the Company's Stockholders vote FOR approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

--------------------------------------------------------------------------------

                         EXECUTIVE OFFICER COMPENSATION

The next following table sets forth summary information concerning the compensation during the periods indicated of the Company's Chief Executive Officer and its four other most highly compensated executive officers during Fiscal 1999 (collectively, the "Named Executive Officers"). The table identifies grants of options to purchase both the Company's Common Stock and common stock of eLoyalty Corporation ("eLoyalty"). eLoyalty was a subsidiary of the Company until February 15, 2000, when the Company distributed the common stock of eLoyalty owned by the Company to the Company's stockholders (the "Spin-Off"). Following the Spin-Off, eLoyalty became an independent, publicly traded company.

At the time of the Spin-Off, outstanding options to purchase the Company's Common Stock were appropriately adjusted to reflect the Spin-Off. The adjustments were calculated to preserve the intrinsic value of each option and to preserve the ratio of the exercise price to the fair market value of the stock subject to the option.

Each outstanding nonqualified option to purchase Common Stock of the Company granted before June 22, 1999 to a person who continued as an employee or director of the Company after the Spin-Off, or who was not an employee or director of either the Company or eLoyalty after the Spin-Off, was converted, on a one-for-one basis, into both an adjusted Company option and a substitute eLoyalty option. The original exercise price of the Company option was split into an exercise price for (1) the adjusted Company option and (2) the eLoyalty option based on the relative trading values of the two companies' common stock immediately after the Spin-Off. Immediately after the Spin-Off, the Company's Common Stock traded at 16.5278% of the combined value of one share of the Company's Common Stock and one share of eLoyalty's Common Stock. Accordingly, the exercise price for the adjusted Company option was set at 16.5278% of the original Company option exercise price while the eLoyalty option exercise price was set at 83.4722% of the original Company option exercise price.

Each outstanding nonqualified Company option granted after June 21, 1999 to a person who continued as an employee or director of the Company after the Spin-Off, or who was not an employee or director of either the Company or eLoyalty after the Spin-Off, was not adjusted as described above, but instead continued solely as an adjusted option to purchase shares of the Company's Common Stock. The adjusted exercise price was determined by multiplying the original exercise price by 16.5278%. The adjusted number of shares subject to the option was determined by dividing the original number of shares by 16.5278%.

Each outstanding option to purchase Company Common Stock held by a person who became a employee or director of eLoyalty immediately after the Spin-Off (and who was not also a director of the Company) was converted into a substitute option to purchase eLoyalty Common Stock. The exercise price of the substitute option was determined by multiplying the original exercise price by 83.4722%. The number of shares subject to the substitute option was determined by dividing the original number of shares by 83.4722%. The substitute options take into account all employment with both the Company and eLoyalty for purposes of determining when the option becomes exercisable and when it terminates. All other terms of the substitute options are the same as the Company options.


--------------------------------------------------------------------------------

                           Summary Compensation Table

                                                        ==========================================================

                                                                Annual            Long-Term Compensation Awards(1)
                                                             Compensation
====================================================================================================================================
                                                                                                       Technology
                                                                                     eLoyalty           Solutions
                                                                                    Corporation          Company
                                                                                    Securities          Securities       All Other
     Name and Principal Position         Fiscal                                     Underlying          Underlying      Compensation
       as of December 31, 1999            Year          Salary ($)    Bonus($)       Options (#)        Options (#)         ($)
====================================================================================================================================
William H. Waltrip                        1999           300,000      300,000          50,000              50,000               0
Chairman of the Board                     1998(2)        108,333      100,000              --              50,000               0
                                          1998           100,000       22,000              --             112,500               0
                                          1997           100,000      100,000              --             168,750               0
------------------------------------------------------------------------------------------------------------------------------------
John T. Kohler                            1999           550,000            0(3)      200,000(4)           30,000               0
President and Chief Executive Officer     1998(2)        320,833      230,000              --              75,000               0
                                          1998           550,000      150,000              --             168,750               0
                                          1997           525,000      460,000              --             168,750               0
------------------------------------------------------------------------------------------------------------------------------------
Jack N. Hayden                            1999(5)        360,125      860,000(6)            0             150,000               0
Group President                           1998(2)(5)     123,846      105,000              --              70,000               0
                                          1998           460,000      150,000              --             168,750               0
                                          1997           400,000      400,000              --             202,500               0
------------------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway                           1999           480,000      266,573         625,000                   0         382,503(7)
Group President                           1998(2)        266,667      120,000              --              65,000               0
                                          1998           440,000      100,000              --             135,000               0
                                          1997           400,000      225,000              --             199,125               0
------------------------------------------------------------------------------------------------------------------------------------
Timothy P. Dimond                         1999           240,000      165,000          20,000              45,000               0
Chief Financial Officer                   1998(2)        126,667       50,000              --               3,000               0
                                          1998           200,000       25,000              --              11,250               0
                                          1997           160,000       74,000              --              22,500               0
====================================================================================================================================

------------------------
(1)   Option grant information is provided on a pre-Spin-Off basis.

(2) During 1998 the Company changed its fiscal year end from May 31 to December 31. The compensation figures reported cover the transition period from June 1, 1998 through December 31, 1998.

(3) In connection with the Spin-Off, Mr. Kohler resigned as a director and executive officer of the Company. See "Employment Agreements."

(4)   Mr. Kohler has forfeited 75,000 of these options. See "Employment
      Agreements."

(5) Mr. Hayden left the Company's executive team in August 1998 and rejoined it in March 1999. Mr. Hayden has been the Company's President and Chief Executive Officer since the Spin-Off.

(6) Includes a $460,000 bonus paid to Mr. Hayden upon rejoining the Company's executive team.

(7) Consists of principal and interest forgiven under a loan made by the Company to Mr. Conway. See "Other Transactions."


--------------------------------------------------------------------------------

Option Grants

The following table sets forth information with respect to individual grants of Company and eLoyalty options that were made during Fiscal 1999 to each of the Named Executive Officers and the potential realizable value of these options assuming five percent and ten percent rates (see footnote (2) to the table) of compound appreciation in the market value of Company and eLoyalty Common Stock, as the case may be, over the term of the option grants. The table does not reflect the adjustments and substitutions made with the respect to the options in connection with the Spin-Off. No stock appreciation rights were granted in Fiscal 1999.

                        Option Grants in Last Fiscal Year

====================================================================================================================================
                                                                                                      Potential Realizable Value at
                                                                                                          Assumed Annual Rates of
                                                                                                       Stock Price Appreciation for
                                                     Individual Grants(1)                                      Option Term
====================================================================================================================================
                                                            Percent of
                                                           Total Options
                                        Number of           Granted to
                                        Securities           Employees      Exercise
                                        Underlying           in Fiscal       Price     Expiration
               Name                  Options Granted(#)        Year          ($/Sh)        Date             5%($)(2)       10%($)(2)
====================================================================================================================================
William H. Waltrip
      Technology Solutions Company         50,000(3)            2%           9.0000       6/22/09           283,003          717,184
      Options
      eLoyalty Corporation Options         50,000(4)            1%           3.5000        7/1/09           110,057          278,905
------------------------------------------------------------------------------------------------------------------------------------
John T. Kohler
      Technology Solutions Company         30,000(3)            1%           9.0000       6/22/09           169,802          430,310
      Options
      eLoyalty Corporation Options        200,000(4)(5)         2%           3.5000        7/1/09           440,226        1,115,620
------------------------------------------------------------------------------------------------------------------------------------
Jack N. Hayden
      Technology Solutions Company        150,000(6)            7%           6.9375       3/29/09           654,443        1,658,488
      Options
      eLoyalty Corporation Options              0               0%               --            --                --               --
------------------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway
      Technology Solutions Company              0               0%               --            --                --               --
      Options
      eLoyalty Corporation Options        625,000(4)           12%           3.5000        7/1/09         1,375,707        3,486,312
------------------------------------------------------------------------------------------------------------------------------------
Timothy P. Dimond
      Technology Solutions Company         45,000(3)            2%           9.0000       6/22/09           254,702          645,466
      Options
      eLoyalty Corporation Options         20,000(4)           --            3.5000        7/1/09            44,023          111,562
====================================================================================================================================

------------------------
(1) The respective Boards of the Company and eLoyalty may, upon a sale of substantially all of the business and assets of such company, accelerate the exercisability of options to purchase common stock of the Company or eLoyalty, respectively.

(2) Amounts reflect assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of


--------------------------------------------------------------------------------
      the Company's Common Stock or eLoyalty's common stock, as the case may be, and overall stock market conditions. No assurance can be given that the amounts reflected in these columns will be achieved.

(3) Subject to option provisions regarding termination of employment, one third of these options will become exercisable on June 22, 2000 and 1/36 of these options become exercisable on the last day of each calendar month for 24 months thereafter.

(4) Subject to option provisions regarding termination of employment, one third of these options will become exercisable on July 1, 2001 and 1/36 of these options become exercisable on the last day of each calendar month for 24 months thereafter.

(5)   Mr. Kohler has forfeited 75,000 of these options. See "Employment
      Agreements."

(6) Subject to option provisions regarding termination of employment, one third of these options became exercisable on March 29, 2000 and 1/36 of these options become exercisable on the last day of each calendar month for 24 months thereafter.


--------------------------------------------------------------------------------

                 Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year End Option Values(1)

====================================================================================================================================
                                                                         Number of Securities              Value of Unexercised
                                                                        Underlying Unexercised                In-the-Money
                                                                    Options at Dec. 31, 1999 (#)       Options at Dec. 31, 1999 ($)
                                                                   ---------------------------------   -----------------------------
                                   Shares Acquired      Value
               Name                on Exercise (#)    Realized ($)     Exercisable      Unexercisable  Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
William H. Waltrip
     Technology Solutions Company       --             --              423,625            93,750        9,985,224          1,819,661
     Options
     eLoyalty Corporation Options       --             --                   --            50,000               --            986,563
------------------------------------------------------------------------------------------------------------------------------------
John T. Kohler
     Technology Solutions Company     68,750         616,316           446,875            95,625        9,929,966          1,641,054
     Options
     eLoyalty Corporation Options       --             --                   --           125,000               --          2,466,406
------------------------------------------------------------------------------------------------------------------------------------
Jack N. Hayden
     Technology Solutions Company     96,000         589,315           384,125           213,125        7,996,345          4,824,336
     Options
     eLoyalty Corporation Options       --             --                   --                --               --                 --
------------------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway
     Technology Solutions Company       --             --              481,849            54,980       11,348,742            760,603
     Options
     eLoyalty Corporation Options       --             --                   --           625,000               --         12,332,031
------------------------------------------------------------------------------------------------------------------------------------
Timothy P. Dimond
     Technology Solutions Company      5,000           532              13,370            48,375          238,385          1,138,029
     Options
     eLoyalty Corporation Options        --            --                   --            20,000               --            394,625
====================================================================================================================================

(1)   All information is provided on a pre-Spin-Off basis.

Employment Agreements

The Company has entered into an employment agreement with Mr. William H. Waltrip to serve as its Chairman of the Board of Directors. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Waltrip's employment is terminated by the Company, he will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company, (i) Mr. Waltrip's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. Each of Mr. Waltrip's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Waltrip's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary and health


--------------------------------------------------------------------------------
insurance benefits for a one-year period following the termination. Mr. Waltrip's current annual salary is $300,000.

Mr. Kohler's employment with the Company terminated effective February 14, 2000. The Company has entered into a separation agreement with Mr. Kohler pursuant to which the Company agreed to pay, subject to Mr. Kohler's compliance with certain terms of his employment agreement, the following: (i) $1,100,000, representing twice his annual salary, payable on February 14, 2000; and (ii) $647,000, in lieu of on-going average bonus payments, payable on February 14, 2000. Under the separation agreement, the Company has agreed to continue Mr. Kohler's health insurance and short-term disability benefits until the earlier of February 14, 2002 or such time as Mr. Kohler secures other employment. Under the separation agreement, Mr. Kohler forfeited 75,000 of 200,000 options to purchase eLoyalty common stock previously granted to him. The separation agreement further provides that, so long as Mr. Kohler serves as a director of eLoyalty, (i) his options to purchase Company Common Stock (which options converted, after the Spin-Off, into options to purchase eLoyalty common stock as described above under "Executive Officer Compensation") and his non-forfeited options to purchase eLoyalty common stock will continue to vest in accordance with the vesting schedules provided in the option grant agreement and (ii) the provisions in the option grant agreement that require the optionee to exercise vested options within 90 days of termination of employment with the Company will not be triggered until the effective date of Mr. Kohler's termination as a director of eLoyalty. The separation agreement also provides that the Compensation Committee of the Board of Directors will adopt a resolution providing that, for purposes of the TSC Executive Deferred Compensation Plan, Mr. Kohler's service as a director of eLoyalty will be treated as service as an Eligible Employee as defined in such Plan. The separation agreement also provides that Mr. Kohler will be entitled to retain possession and use of certain Company equipment provided to him during his employment with the Company for so long as he remains a director of eLoyalty.

Mr. Conway's employment with the Company terminated effective February 15, 2000, when his employment agreement with the Company was assigned to, and assumed by, eLoyalty in the Spin-Off.

The Company has entered into an employment agreement with Mr. Jack N. Hayden to serve as its President and Chief Executive Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Hayden's employment is terminated by the Company, his unvested options will become exercisable and he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination. Following a change in control of the Company, Mr. Hayden's unvested options will become exercisable and, if (i) Mr. Hayden's title, position, salary, benefits, duties or status are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for more than six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination. If Mr. Hayden's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Hayden's current annual salary is $480,000.


--------------------------------------------------------------------------------

The Company has entered into an employment agreement with Mr. Timothy P. Dimond to serve as its Senior Vice President and Chief Financial Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Dimond's employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company, (i) Mr. Dimond's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to permanently relocate to any location outside of the Chicago metropolitan area, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Also upon a change in control, Mr. Dimond's unvested options will become exercisable. If Mr. Dimond's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Dimond's current annual salary is $260,000.


--------------------------------------------------------------------------------

                               OTHER TRANSACTIONS

On January 4, 1999, the Company extended by one year the payment date for a loan in the amount of $600,000 made to Mr. Kohler on January 6, 1998. The loan was payable on demand but no later than January 5, 2000, which the Company subsequently extended to February 24, 2000, and bore interest at the rate of 5.7 percent per annum. Mr. Kohler paid the loan in full on February 24, 2000, on which date the outstanding balance and accrued interest under the loan was $673,640.

On November 12, 1998, the Company made a loan of $1,200,000 to Mr. Conway. The loan was transferred to eLoyalty in the Spin-Off and has a five-year term that, to the extent not forgiven in whole or in part as described below, is payable on demand upon the cessation of Mr. Conway's employment with eLoyalty (as transferee of the Company) or its affiliates. The loan bears interest at the rate of 4.51 percent per annum, and so long as Mr. Conway remains employed by eLoyalty or its affiliates, the principal amount of the loan (and interest accrued thereon) has been or will be forgiven over a five-year period, as follows: 25% of the principal amount (and accrued interest) on November 12, 1999; $25,000 in principal (and accrued interest) per month for the next twelve months; $20,000 in principal (and accrued interest) per month for the next twenty-four months; and $10,000 in principal (and accrued interest) per month for the next twelve months. The outstanding balance and accrued interest under the loan as of November 11, 1999 was $1,254,120. Mr. Conway's outstanding balance and accrued interest as of March 12, 2000 was $800,000.

On December 15, 1999, the Company made a loan of $125,000 to Mr. Conway, payable by him on March 1, 2000. The loan was transferred to eLoyalty in the Spin-Off. The loan accrued interest at the rate of 5.74 percent per annum. Mr. Conway paid eLoyalty $126,495 on February 29, 2000, representing payment in full of the principal and accrued interest under the loan.


--------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

TSC's Compensation Philosophy

The Company recognizes that the success of a computer system design and implementation consulting business is based on the performance of its employees and that its employees are the Company's primary asset. With that understanding, the Compensation Committee of the Board of Directors (the "Compensation Committee") applies the following operating principles in its duties as administrator of the Company's Executive Compensation program:

      1. Be competitive in all aspects of the compensation program and consistently demonstrate a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

      2. Award stock options to executives in order to align management's and stockholders' interests.

      3. Provide variable compensation opportunities based on the financial performance of the Company -- when objectives are met or exceeded, the incentive awards can be attractive; when objectives are not met, those rewards generally are not distributed.

      4. Adhere to a compensation strategy that effectively balances short- and long-term goals of the Company.

Compensation Policies for Executive Officers

The Compensation Committee, presently comprised of two outside board members, makes executive compensation decisions. In making these decisions, the Compensation Committee considers recommendations made by the Company's senior management team. Key components of the Company's Executive Compensation program include:

      1. Base salary-- designed to compensate executives competitively within the industry.

      2. Cash bonus/stock option awards -- designed to help provide a direct link between executive compensation and the individual's role in helping the Company attain annual performance measures.

The Compensation Committee believes this Executive Compensation program effectively serves the interests of both the Company and its stockholders. The Compensation Committee also believes the program allows the Company to attract and retain outstanding executives and motivates these executives to perform at the highest levels.


--------------------------------------------------------------------------------

CEO Compensation

Mr. Kohler's compensation was substantially based on the Company's performance. In Fiscal 1999, Mr. Kohler received a salary of $550,000 and options to purchase 30,000 shares of Company Common Stock, which converted into options to purchase 35,940 shares of eLoyalty common stock as of the Spin-Off, and options to purchase 200,000 shares of eLoyalty common stock, which were subsequently reduced to 125,000 as part of a separation agreement with Mr. Kohler. In lieu of a bonus payment for Fiscal 1999, Mr. Kohler received certain payments as part of his separation agreement. See "Employment Agreements."

The foregoing report has been furnished by the Compensation Committee.

      The Compensation Committee of the Board of Directors

        Raymond P. Caldiero
        Michael R. Zucchini


--------------------------------------------------------------------------------

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of March 13, 2000 concerning the beneficial ownership of Common Stock for each Director, Named Executive Officer and all Directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and investment power with respect to the shares held in their names, subject to community property laws if applicable.

                                             Number
                                               of                 % of Total
Director Name                                Shares           Outstanding Shares
-------------                                ------           ------------------
     William H. Waltrip                     441,680 (1)                1.0
     Jack N. Hayden                         531,317 (2)                1.2
     Raymond P. Caldiero                     31,500 (3)                 *
     Stephen B. Oresman                      83,962 (4)                 *
     Michael R. Zucchini                     42,427 (5)                 *

Named
Executive Officers
------------------
     William H. Waltrip                     441,680 (1)                1.0
     John T. Kohler                         100,055                     *
     Jack N. Hayden                         531,317 (2)                1.2
     Kelly D. Conway                         18,509                     *
     Timothy P. Dimond                       63,661 (6)                 *
     All Directors and Executive
        Officers as a group (9 persons)   1,520,545 (7)                3.4

------------------------------
*     less than one percent

(1) Includes 441,680 shares which Mr. Waltrip has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(2) Includes 464,821 shares which Mr. Hayden has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(3) Includes 31,500 shares which Mr. Caldiero has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(4) Includes 57,375 shares which Mr. Oresman has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(5) Includes 34,875 shares which Mr. Zucchini has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days. Includes 1,687 shares held by Mr. Zucchini's wife.

(6) Includes 14,954 shares which Mr. Dimond has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(7) Includes 1,049,759 shares which directors and executive officers have the right to acquire under options which are currently exercisable or which will be exercisable within 60 days. Includes shares beneficially owned by Messrs. Kohler and Conway as Named Executive Officers for Fiscal 1999, although they are not currently executive officers of the Company. See "Employment Agreements."


--------------------------------------------------------------------------------

              ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

The following table sets forth the holders of Common Stock known to the Company, as of March 13, 2000, based, in part, on a review of reports on Schedule 13G filed with the SEC, to own beneficially more than five percent of the Company's Common Stock.

                       Name and                     Number
                      Address of                   of Shares         Percent
                   Beneficial Owner                  Owned           of Class(1)
  --------------------------------------------    -------------     ------------
       FMR Corp.
       82 Devonshire Street                        3,739,000           8.5%
       Boston, MA 02109

       GeoCapital LLC
       767 Fifth Avenue, 45th Floor                3,500,000           8.0%
       New York, NY  10153

       Brookside Capital Partners Fund, L.P.
       Two Copley Place                            3,355,300 (2)       7.6%
       Boston, MA 02116

       Massachusetts Financial
       Services Company
       500 Boylston Street                         3,337,960 (3)       7.6%
       Boston, MA  02116-3741

-----------------------
(1) Calculated on the basis of the actual number of outstanding shares as of March 13, 2000 in the amount of 43,930,018.

(2) Based on the most recent report on Schedule 13G, Brookside Capital Partners Fund, L.P. represented that it has sole voting and dispositive power with respect to 3,355,300 shares.

(3) Based on the most recent report on Schedule 13G, Massachusetts Financial Services Company represented that it has sole voting power with respect to 2,600,068 shares and sole dispositive power with respect to 3,337,960 shares.


--------------------------------------------------------------------------------

                                PERFORMANCE GRAPH

The following graph compares the Company's cumulative total stockholder return with the S&P Computer Software and Services Index (the "S&P Computer Index") and with The Nasdaq Stock Market(R) U.S. Index (the "Nasdaq Index") for the period beginning May 31, 1994 and ending December 31, 1999, representing the Company's last five full fiscal years and the transition period from June 1, 1998 through December 31, 1998. The comparison is based on the assumption that $100 was invested on May 31, 1994 in each of the Company's Common Stock, the S&P Computer Index and the Nasdaq Index.

Note: The stock price performance shown below is not necessarily indicative of future price performance.

                          Comparison of Total Return(1)

                              [Line Chart Omitted]

                    31-May-94  31-May-95  31-May-96  31-May-97  31-May-98  31-Dec-98  31-Dec-99
TSC                       100     159.59     601.81     925.05   1,155.48     615.41   1,881.38
S&P Computer Index        100     140.62     196.64     328.87     426.74     620.94   1,163.88
Nasdaq Index              100     118.96     172.91     194.80     247.53     309.41     553.50

---------------
(1)   Total return assumes reinvestment of dividends.


--------------------------------------------------------------------------------

                              STOCKHOLDER PROPOSALS

In order for a stockholder proposal or nomination to be properly presented at the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting"), the stockholder proponent must comply with the relevant notice requirements contained in the Company's By-laws. These requirements relate to both the timing and content of the notice. To be timely, a stockholder proposal or nomination intended to be brought before the 2001 Annual Meeting must be received by the Company on or after December 28, 2000 and on or prior to January 27, 2001. All proposals and nominations should be directed to the Secretary of the Company.

In addition, any stockholder proposal that is intended to be included in the Company's Proxy Statement for the 2001 Annual Meeting must comply with certain rules and regulations promulgated by the Securities and Exchange Commission. The deadline for submitting any such proposal to the Company for inclusion in its Proxy Statement for the 2001 Annual Meeting is December 1, 2000.

If a stockholder proposal is properly presented at the 2001 Annual Meeting in accordance with the requirements described above and is not included as an agenda item in the Company's Proxy Statement for that meeting, the designated proxy holders will be permitted to exercise discretionary voting authority with respect to that proposal if, in the Proxy Statement, the Company advises stockholders of the nature of the proposal and how the proxy holders intend to vote. Nevertheless, the proxy holders will not have discretionary voting authority if the stockholder proponent satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to stockholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such reports and written representations from certain Reporting Persons, the Company has determined that all Reporting Persons complied with all filing requirements applicable to them in Fiscal 1999, except that Mr. John Kohler filed one Form 4, which disclosed one transaction, within 30 days after the required filing date.


--------------------------------------------------------------------------------

                          ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company's Annual Report on Form 10-K for Fiscal 1999, without exhibits, accompanies this Proxy Statement. Financial inquiries should be directed to Timothy P. Dimond, Senior Vice President and Chief Financial Officer, Technology Solutions Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601. Telephone (312) 228-4500.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                OTHER INFORMATION

STOCK LISTING

The Nasdaq Stock Market(R)

STOCK SYMBOL

TSCC

TRANSFER AGENT AND REGISTRAR

ChaseMellon Shareholder Services L.L.C.
111 Founders Plaza
11th Floor
East Hartford, CT  06108

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP
Chicago, IL


--------------------------------------------------------------------------------

                                    EXHIBIT A

                          TECHNOLOGY SOLUTIONS COMPANY
                        1995 EMPLOYEE STOCK PURCHASE PLAN

 (as amended and restated as of March 24, 2000, subject to stockholder approval)

1. Purpose. The purpose of the Technology Solutions Company 1995 Employee Stock Purchase Plan (the "Plan") is to provide employees of Technology Solutions Company, a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined in Section 15) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the common stock, par value $.01, of the Company ("Common Stock") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its Subsidiary Companies are sometimes hereinafter called individually a "Participating Company" or collectively the "Participating Companies."

2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies (a) who has been continuously employed by the Participating Companies for at least three months, (b) whose customary employment by the Participating Companies is greater than 20 hours per week; and
(c) whose customary employment by the Participating Companies is more than 5 months in any calendar year (each an "Eligible Employee"). No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) if for a given calendar year such right would permit such employee's aggregate rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiary Companies (which aggregate rights are exercisable during such calendar year) to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock for such calendar year, all determined in the manner provided by section 423(b)(8) of the Code and the rules and regulations thereunder. In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 1,500, subject to adjustment pursuant to Section 14.

3. Effective Date of Plan. The Plan shall become effective on October 1, 1995, or on such later date (the "Effective Date") as may be specified by the Board of Directors (the "Board") of the Company or the Committee (as defined in Section
12). The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board, it has been approved by the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware.


--------------------------------------------------------------------------------

4. Purchase Periods. The first "Purchase Period" shall be for a three month period beginning on October 1, 1995 and ending on January 31, 1996, and shall be followed thereafter by successive three-month Purchase Periods, each of which shall begin on the first business day following the end of the last Purchase Period and end on the last business day of the third month thereafter. In the event of a pro rata distribution by the Company to its stockholders of all of the shares of the common stock of eLoyalty Corporation then owned by the Company (a "Spin-Off"), the Purchase Period then in effect under the Plan shall end as of the business day immediately preceding the record date of the Spin-Off. The amounts credited to the Purchase Accounts of all Participants as of such date shall be applied to purchase shares of Common Stock in accordance with Section 5 of the Plan, and such shares shall be considered issued and outstanding for purposes of the Spin-Off. Thereafter, a new Purchase Period shall begin on the first business day after the record date of the Spin-Off (the "Record Date") and end on the last business day of the calendar quarter in which the Record Date occurs (or on the last business day of the first calendar quarter beginning after the Record Date, if so determined by the Committee prior to the Record Date in its sole discretion). Such Purchase Period shall be followed by successive three-month Purchase Periods, each of which shall begin on the first business day of the following calendar quarter and end on the last business day of such calendar quarter.

5. Basis of Participation.

      (a) Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee becomes an Eligible Employee and shall be considered a Participant in the Plan thereafter ("Participant").

            (i) To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the "Authorization") to the Participating Company which is the employee's employer, or its designated agent, in the time and manner specified by the Committee. The Authorization shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. Each Authorization shall direct that payroll deductions be made by the Participating Company which is the employee's employer for each payroll period during which the employee is a Participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the Participant's current regular wage or salary (before withholding or other deductions) paid to him or her by any of the Participating Companies.

            (ii) Payroll deductions (and any other amount paid under the Plan) shall be made for each Participant in accordance with his or her or her Authorization until his or her or her participation in the Plan terminates or the Plan terminates, all as hereinafter provided. Payroll deductions (and any other amount paid under the Plan) shall continue in accordance with such Authorization notwithstanding any transfer of employment between Participating Companies.


--------------------------------------------------------------------------------

            (iii) A Participant may change the amount of his or her payroll deduction by filing a new Authorization with the Company or its designed agent, which shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. No other changes shall be permitted, except that a Participant may elect to terminate his or her participation in the Plan as provided in Section 8.

            (iv) Payroll deductions shall be credited to a purchase account established on the books of the Company on behalf of each Participant (a "Purchase Account"). At the end of each Purchase Period, the amount in each Participant's Purchase Account will be applied to the purchase from the Company of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 6) for such Purchase Period.

      (b) The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend to terminate any participation procedures established pursuant to this paragraph without prior notice to any Participant or Eligible Employee.

6. Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for any Purchase Period shall be 85% of the lesser of (i) the fair market value of a share of Common Stock on the first day of such Purchase Period and (ii) the fair market value of a share of Common Stock on the last day of such Purchase Period, unless, prior to the beginning of such Purchase Period, the Committee shall determine otherwise (subject to the limitations contained in clause (iii) of Section 9(c)). If such determination results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. The fair market value of a share of Common Stock on a given day shall be the average of the high and low transaction prices of a share of Common Stock as reported on The Nasdaq Stock Market on the date as to which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported. In no event, however, shall the Purchase Price be less than the par value of the Common Stock.

7. Issuance of Shares.

      (a) The Common stock purchased by each Participant shall be considered to be issued and outstanding to his or her credit as of the close of business on the last day of each Purchase Period. The total number of shares of Common Stock purchased by all Participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the Participants. A Participant will be issued a certificate for his or her shares upon the request of the Participant in accordance with the procedures established by the Company.

      (b) No interest shall accrue at any time for any amount credited to a Purchase Account of a Participant. After the close of each Purchase Period, a report will be sent to


--------------------------------------------------------------------------------
each Participant stating the entries made to his or her Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

8. Termination of Participation.

      (a) A Participant may elect at any time to terminate his or her participation in the Plan, provided such termination is received by the Company in writing prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, the Company shall promptly deliver to such Participant cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination. At any time after such termination, the Participant may request the delivery to such Participant of one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent for any fractional share so held. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 6.

      (b) If the Participant dies, terminates his or her employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee (including, without limitation, as a result of a Participating Company ceasing to be a Subsidiary Company), his or her participation in the Plan shall immediately terminate. Upon such terminating event, the Company shall promptly deliver to such Participant or his or her legal representative, as the case may be, cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination.

9. Termination or Amendment of the Plan.

      (a) The Company, by action of the Board or the Committee, may terminate the Plan at any time. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

      (b) Without any action being required, the Plan will terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 13) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all Participants consistent with Section 423 of the Code.

      (c) The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (ii) unless approved by the stockholders of the Company, increase the maximum number of shares of Common Stock which may be purchased under the Plan (iii) decrease the Purchase Price of the shares of Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of the fair market value thereof on the last day of such Purchase Period, (iv) unless approved by the stockholders of the


--------------------------------------------------------------------------------

Company, change the class of employees eligible to participate in the Plan or
(v) adversely affect the qualification of the Plan under Section 423 of the Code.

      (d) Upon termination of the Plan, the respective cash balance, if any, to the credit of each Participant in his or her Purchase Account, one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent of any fractional shares so held, determined as provided in Section 8(a), shall be promptly distributed to such Participant.

10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

11. Stockholder's Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he or she shall acquire shares of Common Stock as herein provided.

12. Administration of the Plan.

      (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), provided that the Board may otherwise appoint (i) the entire Board or (ii) a committee consisting of two or more members of the Board, to act as the Committee. In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (A) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (B) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (C) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

      (b) The Plan shall be administered so as to ensure all Participants have the same rights and privileges as required by section 423(b)(5) of the Code.

13. Maximum Number of Shares. The maximum number of shares of Common Stock which may be purchased under the Plan is 3,687,500, subject, however, to adjustment as hereinafter set forth. If the Company shall, at any time after the Effective Date, change its issued Common Stock into an increased number of shares through a stock dividend or a split-up of shares, or into a decreased number of shares through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan shall be the maximum number of shares of Common Stock which, immediately prior to such record date, remained available for purchase under the Plan proportionately increased, in case of such stock dividend or split-up, or proportionately decreased in cash of such combination of shares.


--------------------------------------------------------------------------------

14. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities which may purchased under this Plan, the maximum number and class of securities that may be purchased by any Eligible Employee during any Purchase Period, and the purchase price per security shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

15. Miscellaneous.

      (a) Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an Eligible Employee or Participant shall be delivered to the Company, the Participating Company that is the employer of such Eligible Employee, or their designated agents and, subject to any limitations specified in the Plan, shall be effective when so delivered.

      (b) The term "business day" shall mean any day other than Saturday, Sunday or a legal holiday recognized by the Participating Corporation for which the Participant is employed.

      (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (d) The term "Subsidiary Companies" shall mean all corporations which are, or become, after the Effective Date, subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent.

      (e) The Plan, and the Company's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

16. Change in Control.

      (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control, the then current Purchase Period shall thereupon end, and all Participants' Purchase Accounts shall be applied to purchase shares of Common Stock pursuant to Section 6, and the Plan shall immediately thereafter terminate.

      (b) "Change in Control" for the purposes hereof means the occurrence of any of the following events:

            (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3


--------------------------------------------------------------------------------
      promulgated under the Exchange Act, of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company);
      (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Corporation; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 16(b); provided further, that for purposes of clause (2) above, if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Company Common Stock or 35% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall not be deemed a member of the Incumbent Board;

            (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company

--------------------------------------------------------------------------------
      or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary Corporation, the corporation resulting form such Corporate Transaction, and any Person who beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock or the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transactions; or

            (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.


--------------------------------------------------------------------------------

PROXY

                         TECHNOLOGY SOLUTIONS COMPANY

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Technology Solutions Company (the "Company") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint William H. Waltrip and Jack N. Hayden or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on April 27, 2000 at 10:00 a.m., local time, at the offices of Bank One Corporation, 1 Bank One Plaza, Chicago, Illinois, and at any adjournment thereof, as indicated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IN THE ABSENCE OF SUCH INSTRUCTIONS, WILL BE VOTED FOR THE NOMINEE LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2 AND 3. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

                    (Please date and sign on reverse side)
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted for the nominee in Proposal 1, for the proposal to approve the amendment to the Technology Solutions Company 1995 Employee Stock Purchase Plan, and for the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Please mark Box [.] or [x]

1. The election of the Class III Director

   FOR the listed nominee       WITHHOLD AUTHORITY for the listed nominee

           [ ]                                     [ ]

   INSTRUCTIONS. To withhold authority to vote for the nominee, strike the nominee's name.

   Nominee:  William H. Waltrip

2. Proposal to approve the amendment to the Technology Solutions Company 1995 Employee Stock Purchase Plan.

   FOR          AGAINST         ABSTAIN

   [ ]            [ ]             [ ]

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000.

   FOR          AGAINST         ABSTAIN

   [ ]            [ ]             [ ]

4. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.

Signature                       Signature                       Date
         ----------------------          ----------------------     ------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .




YOUR ARE URGED TO MARK, SIGN, DATE AND RETURN YOUR PROXY WITHOUT DELAY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.